As filed with the Securities and Exchange Commission on February 19, 2021

Registration No. 333-222841

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________

ASHLAND GLOBAL HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

                           Delaware81-2587835

(State or Other Jurisdiction of Incorporation or Organization)(I.R.S. Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware 19808
(Address of Principal Executive Offices) (Zip Code)

ASHLAND GLOBAL HOLDINGS INC. 2021 OMNIBUS INCENTIVE COMPENSATION PLAN ASHLAND GLOBAL HOLDINGS INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Yvonne Winkler von Mohrenfels
Senior Vice President, General Counsel and Secretary
8145 Blazer Drive
Wilmington, Delaware 19808
(Name and address of agent for service)

(302) 995-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☑ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated file

☐ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 2, 2018, Ashland Global Holdings Inc. (“Ashland”) filed a registration statement on Form S-8 (File No. 333-222841) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 3,311,779 shares of Ashland’s common stock, par value $0.01 per share (“Ashland Common Stock”), plus (ii) any shares of Ashland Common Stock that remained available for future grants of awards under the Amended and Restated 2015 Ashland Global Holding Inc. Incentive Plan (“2015 Plan”) as of January 25, 2018, plus (iii) any shares of Ashland Common Stock subject to awards granted under the 2015 Plan to the extent such awards are forfeited after January 25, 2018, issuable to eligible employees and qualified non-employee directors of Ashland pursuant to the Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (the “Prior Plan”).  The Registration Statement also covered such additional shares of Ashland Common Stock required in the event of a stock split, stock dividend or similar transaction that resulted in an increase in the number of shares of Ashland Common Stock.  Ashland paid a registration fee of $29,213 at that time to register the securities issuable under the Prior Plan.

On November 18, 2020, the board of directors of Ashland adopted, subject to stockholder approval, the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Plan”).  On January 28, 2021 (the “Effective Date”), the 2021 Omnibus Plan was approved by Ashland’s stockholders at the 2021 Annual Meeting of Stockholders of Ashland.  Pursuant to the terms of the 2021 Omnibus Plan, as of the Effective Date, no new shares of Ashland Common Stock may be issued under the Prior Plan.  The 2021 Omnibus Plan provides that the following may be delivered pursuant to awards granted under the 2021 Omnibus Plan: (i) 4,350,000 shares of Ashland Common Stock plus (ii) any shares of Ashland Common Stock subject to awards granted under the Prior Plan to the extent such awards are forfeited after the Effective Date.

Pursuant to the undertaking that Ashland disclose a material change in the plan of distribution, Ashland is filing this Post-Effective Amendment No. 1 to the Registration Statement (“Amendment No. 1”) to reflect that, as awards currently outstanding under the Prior Plan are forfeited, a corresponding number of shares of Ashland Common Stock registered pursuant to this Registration Statement will automatically be added to the number of shares of Ashland Common Stock that may be issued under the 2021 Omnibus Plan.  No additional shares of Ashland Common Stock are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

     The validity of the Ashland Common Stock offered hereby has been passed upon by Yvonne Winkler von Mohrenfels, Ashland’s Senior Vice President, General Counsel and Secretary.  As of the date this Amendment No. 1 is filed with the Commission, Ms. Winkler von Mohrenfels beneficially owns (i) 3,206.154 shares of Ashland Common Stock, (ii) 4,277.328 unvested restricted stock units, and (iii) 6,210 Stock Appreciation Rights, the value of which is based on the appreciation of Ashland Common Stock over time.  Ms. Winkler von Mohrenfels has received awards under the Prior Plan and may receive awards under the 2021 Omnibus Plan in the future.

Item 8.	Exhibits.

Exhibit No.Description of Exhibit

5.1*	Opinion of Yvonne Winkler von Mohrenfels
5.2	Opinion of Peter J. Ganz (incorporated herein by reference to Exhibit 5.1 to Ashland’s Form S-8, filed with the Commission on February 2, 2018 (File No. 333-222841))
23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Yvonne Winkler von Mohrenfels (contained in Exhibit 5.1 hereto)
23.3*	Consent of Nathan Associates, Inc.
24.1*	Power of Attorney of each person whose signature on this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-222841) was signed by another pursuant to a power of attorney
99.1

Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Ashland’s Current Report on Form 8-K, filed with the Commission on January 26, 2018 (File No. 333-211719))

99.2

Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Ashland’s Current Report on Form 8-K, filed with the Commission on February 3, 2021 (File No. 333-211719))

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ashland certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No, 333-222841 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 19th day of February, 2021.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

/s/ Yvonne Winkler von Mohrenfels
Yvonne Winkler von Mohrenfels Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of the Board, Chief	February 19, 2021
Guillermo Novo	Executive Officer and Director (Principal Executive Officer)

*	Senior Vice President and Chief	February 19, 2021
J. Kevin Willis	Financial Officer (Principal Financial Officer)

*	Vice President, Finance and Principal	February 19, 2021
Eric N. Boni	Accounting Officer (Principal Accounting Officer)

*	Director	February 19, 2021
Brendan M. Cummins

*	Director	February 19, 2021
William G. Dempsey

*	Director	February 19, 2021
Jay V. Ihlenfeld

*	Director	February 19, 2021
Wetteny Joseph

*	Director	February 19, 2021
Susan L. Main

*	Director	February 19, 2021
Jerome A. Peribere

*	Director	February 19, 2021
Ricky C. Sandler

*	Director	February 19, 2021
Janice J. Teal

The undersigned, by signing her name hereto, executes this Post-Effective Amendment No. 1 to the Registration Statement pursuant to a power of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Amendment.

/s/ Yvonne Winkler von Mohrenfels
Yvonne Winkler von Mohrenfels Attorney-in-Fact February 19, 2021